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                                                                 Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" in the Registration Statement (Form S-1) filed pursuant to Rule 462(b) under the Securities Act of 1933 of MCM Capital Group, Inc. (formerly Midland Corporation of Kansas) for the registration of 250,000 shares of its common stock and to the incorporation by reference therein of our report dated April 29, 1999 (except for Note 13 as to which the date is June 25, 1999) with respect to the consolidated financial statements of MCM Capital Group, Inc. included in its Registration Statement (Form S-1 No. 333-77483) filed with the Securities and Exchange Commission for the registration of 2,000,000 shares of its common stock.

                                                           /s/ Ernst & Young LLP
                                                               Ernst & Young LLP


Kansas City, Missouri
July 7, 1999